CODE OF ETHICS

DOCUMENT SUMMARY
Policy:	Code of Ethics
Owner(s):	Chief Compliance Officer General Counsel Chief Operating Officer
Effective Date:	February 4, 2015
Prior Modifications:	July 1, 2014
Applicability:	RS Investment Management Co. LLC RS Investments (UK) Limited RS Investments (Hong Kong) Limited RS Investment Management (Singapore) Pte. Ltd. RS Funds Distributor LLC
Other Policies and/or Procedures referenced in this Policy:	RS Gifts and Entertainment Policy RS Outside Business Activities RS Anti-Corruption Compliance Policy RS Insider Trading Policy RS Political Contributions Policy

40084752_19

RS INVESTMENT MANAGEMENT CO. LLC

RS INVESTMENTS (UK) LIMITED

RS INVESTMENTS (HONG KONG) LIMITED

RS INVESTMENT MANAGEMENT (SINGAPORE) PTE. LTD.

RS FUNDS DISTRIBUTOR LLC

CODE OF ETHICS

TABLE OF CONTENTS

Page

OVERVIEW AND SUMMARY CHARTS ................................................................................... 1

 1.          PROHIBITED TRANSACTIONS .......................................................................................... 5

	1.1	Securities Being Considered for Purchase or Sale.......................................................... 5
	1.2	Options on Securities. ..................................................................................................... 5
	1.3	Short Selling of Securities. ............................................................................................. 6
	1.4	Short-Term Trading. ....................................................................................................... 6
	1.5	Trading on Inside Information. ....................................................................................... 8
	1.6	Market Manipulation. ..................................................................................................... 8
	1.7	Other Illegal and/or Impermissible Transactions............................................................ 8
2.	P	RE-CLEARANCE REQUIREMENTS ................................................................................ 8
	2.1	Transactions in Certain Securities. ................................................................................. 8
	2.2	Dividend Reinvestment, Corporate Reorganizations, etc. .............................................. 9
	2.3	Discretionary Accounts................................................................................................... 9
	2.4	Non-RS Investments Employee Compensation Program/Non-RS Investments Employee Stock Participation Program.......................................................................... 9
	2.5	Employer-Sponsored Retirement Plan Accounts.......................................................... 10
	2.6	Donation of Securities to a Charity............................................................................... 10
3.	REPORTING REQUIREMENTS ........................................................................................ 10
	3.1	Initial and Annual Disclosure of Personal Holdings..................................................... 10
	3.2	Quarterly Reporting Requirements. .............................................................................. 10
	3.3	Brokerage Accounts...................................................................................................... 11
	3.4	Exemptions for Transactions in and Holdings of Certain Securities. ........................... 12
	3.5	Additional Exemption From Quarterly Reports. .......................................................... 13
	3.6	Procedures for Filing Reports. ...................................................................................... 13

3.7 Reporting Violations. .................................................................................................... 13

4.          ADMINISTRATION AND ENFORCEMENT OF CODE OF ETHICS ............................ 13

	4.1	General Principles. ........................................................................................................ 13
	4.2	Role of COEOC; Delegation. ....................................................................................... 14
	4.3	CCO Role, Investigations. ............................................................................................ 15
	4.4	Sanctions. ...................................................................................................................... 15
	4.5	Administration of Pre-clearance. .................................................................................. 16
	4.6	No Explanation Required for Refusals. ........................................................................ 18
5.	MISCELLANEOUS. ............................................................................................................ 18
	5.1	Copies of Code; Affirmation. ....................................................................................... 18
	5.2	Review of Reports......................................................................................................... 18
	5.3	Availability of Reports.................................................................................................. 18
	5.4	Exceptions to the Code. ................................................................................................ 19
	5.5	Inquiries Regarding the Code. ...................................................................................... 19
	5.6	Amendments to Code.................................................................................................... 19
	5.7	Recordkeeping. ............................................................................................................. 19

Exhibit A: Definitions................................................................................................................ A-1

Appendix A-1........................................................................................................................... A-1-1

Appendix A-2........................................................................................................................... A-2-1

Appendix A-3........................................................................................................................... A-3-1

Appendix A-4........................................................................................................................... A-4-1

RS Investments (Hong Kong) Limited Code of Ethics Supplement .............................. HK Supp-1

RS Investment Management (Singapore) Pte. Ltd. (“RSIMS”) Code of Ethics Supplement (“Singapore Supplement”) .......................................Singapore Supp-1

RSIM Non-Access Directors Code of Ethics Supplement ............... Non-Access Directors Supp-1

ii

OVERVIEW AND SUMMARY CHARTS

RS Investment Management Co. LLC (“RSIM”) and its subsidiaries, RS Investment Management Co. LLC, RS Investments (UK) Limited, RS Investments (Hong Kong) Limited, RS Investment Management (Singapore) Pte. Ltd., and RS Funds Distributor LLC (collectively, “RS Investments”) have adopted this Code of Ethics (the “Code”) in order to reflect the values of the firm and to fulfill the firm’s regulatory obligations. Because the regulations are complex and technical, a number of terms are defined in Exhibit A and appear in the Code with initial capital letters when they are used.

The following charts provide an overview of key provisions of the Code. There are other provisions, rules, and exceptions. Each Access Person is still responsible for reading and understanding this Code in its entirety. In addition, each Access Person is responsible for ensuring that the members of his/her Immediate Family comply with the terms of this Code that are applicable to them.

The following chart provides an overview of some key rules under the Code and some common exceptions.

Rule No.	Basic Rules	Common Exceptions
1	Don’t trade in advance of RS Client Accounts	Mutual Funds U.S. Government Securities Money Market Instruments Financial Futures
2	Pre-clear all Securities Transactions	Mutual Funds Collective Investment Trusts 529 Plans U.S. Government Securities Money Market Instruments Municipal Bonds Financial Futures
3	Report all trades	Mutual Funds (other than RS Affiliated Funds) U.S. Government Securities Money Market Instruments Currencies/Currency forwards Futures on interest rates/currencies
4	No violation of laws, for example (without limitation): • No Securities Transactions on inside information; and • No market manipulation.	None

The following chart provides a different overview of the Code’s operation, organized by the type of security.

Type of Security	Preclearance Required for Purchase and Sale	Prohibited if Purchase or Sale Being considered for an RS Client Account	Subject to Quarterly and Annual Reporting Requirements	Short-Term Profits Prohibited (<60 day Round Trip)	Short Sales Generally Prohibited[1]
Mutual Funds[2]	No	No	No (other than RS Affiliated Funds)	No (subject to the Mutual Fund’s own policies on frequent trading)	Yes
Closed-End Funds	Yes	Yes	Yes	Yes	Yes
Exempted Government Securities	No	No	No	No	Yes
Money Market Instruments	No	No	No	No	Yes
Currencies and related forward contracts	No	No	No	No	No
Financial Futures (including physical commodities)	No	No	Generally Yes[3]	No	No
Options on Currencies (Exchange- Traded) (buying or writing)	No	Yes	Yes	No	No

1Subject to limited exceptions (see Section 1.3), short selling is prohibited with respect to any investment held in any RS Client Account.

2 Exchange Traded Funds are not considered to be Mutual Funds under this Code.

3Futures on interest rates and currencies are exempt from the Code’s reporting requirements.

Type of Security	Preclearance Required for Purchase and Sale	Prohibited if Purchase or Sale Being considered for an RS Client Account	Subject to Quarterly and Annual Reporting Requirements	Short-Term Profits Prohibited (<60 day Round Trip)	Short Sales Generally Prohibited1
IPOs	Yes	Yes	Yes	Yes	Yes
Private Placements (including third party private funds)	Yes	Yes	Yes	Yes	Yes
Most 529 Plans4	No	Not Applicable	Generally No	N/A	N/A
MOST OTHER INVESTMENTS (e.g., common stock)	Yes	Yes	Yes	Yes	Yes

Special note regarding Exchange Traded Funds: Exchange Traded Funds are not treated the same way as Mutual Funds under this Code. In addition, some funds that are traded on an exchange are not treated as Exchange Traded Funds under this Code because they are not investment companies registered under the 1940 Act. Please review the definitions of Exchange Traded Funds, Restricted Exchange Traded Funds, and Unrestricted Exchange Traded Funds carefully to ensure that you are properly complying with the provisions of this Code in respect of your trading in exchange-traded funds.

Activities Outside of RS Investments: You must observe the requirements of RS Investments’ “Outside Business Activities Policy,” a separate, stand-alone document, with respect to any outside business activities.

Anti-Corruption Compliance Policy: RS Investments also has an “Anti-Corruption

Compliance Policy,” which is a separate, stand-alone document.

Gift Policy: RS Investments also has a “Gifts and Entertainment Policy,” which is a separate, stand-alone document.

4See Section 3.5 (“Exemptions for Transactions in Certain Securities”) and the definition of Reportable 529 Plan.

Political Contributions Policy: RS Investments also has a “Political Contributions Policy,” which is a separate, stand-alone document.

If you are one of the following, you should also look at the related Code supplement:

► Officers and Employees of RS Investments (Hong Kong) Limited; ► Officers and Employees of RS Investment Management (Singapore) Pte. Ltd.; and ► Non-Access Directors of RSIM.

1.                  PROHIBITED TRANSACTIONS

Access Persons and members of their Immediate Family are prohibited from engaging in the following transactions:

1.1              Securities Being Considered for Purchase or Sale.

Except as provided below, any transaction in a Security being considered for purchase or sale by an RS Client Account is prohibited. For this purpose, a Security is being considered for purchase or sale when a recommendation to purchase or sell the Security has been communicated or, with respect to the person making the recommendation, when such person seriously considers making the recommendation.

The following Securities are not subject to this prohibition:

•	Registered open-end investment companies (but not Restricted Exchange Traded Funds);

• Unrestricted Exchange Traded Funds (including short sales thereof);

• Financial Futures and short sales of Financial Futures;

• U.S. Government Securities and other Exempted Government Securities;

• Money Market Investments;

• Securities held or to be acquired by a Discretionary Account; and

• Currencies and forward contracts on currencies.

Note: The formulation of purchases and sale orders generally begins before the trading desk is asked to execute the trade.

1.2              Options on Securities.

Holding, purchasing, or selling Options on Securities is generally prohibited. The following Securities are not subject to this prohibition: • Options on Securities held or to be acquired by a Discretionary Account;

and

•	Options on Securities received pursuant to a Non-RS Investments Employee Compensation Program or Non-RS Investments Employee Stock Participation Program, with prior approval from the Compliance Department.

Options on Securities acquired in advance of initial designation as an Access Person, or received via gift, inheritance, or change in Immediate Family member status, may be held until the option is exercised on the expiration date (or the last business day prior to the expiration date). This transaction is not subject to pre-clearance but must be reported. Additionally, any transaction in a Security underlying an Option on Securities (excluding IPOs or Private Placements) that an Access Person is contractually required to complete in connection with a third party’s exercise of an Option on Securities written by the Access Person is not subject to pre-clearance but must be reported.

1.3           Short Selling of Securities.

Short selling Securities held (or being considered for purchase or sale) in any RS Client

Account is prohibited.

The following Securities are not subject to this prohibition:

• Short sales of Unrestricted Exchange Traded Funds;

• Short sales of Financial Futures; and

• Securities held or to be acquired by a Discretionary Account.

Note: Forward contracts on currencies are not considered a short sale of either currency for purposes of this Code.

1.4           Short-Term Trading.

Except as provided below, you may not profit from the purchase or sale of the same or equivalent Securities within 60 calendar days (starting with the most recent sale or purchase, as applicable, in the 60 calendar day period). (For the sake of clarity, except as otherwise noted, this prohibition applies to short-term profiting through the use of derivatives, either alone (e.g., exercising an Option on Securities within 60 calendar days of purchasing the option) or in combination with other Securities Transactions (e.g., selling the underlying Security within 60 calendar days of purchasing a call on such Security)).

For purposes of this Section 1.4, you are considered to “profit” from a short-term trade if Securities in which you have Beneficial Interest (including Securities held by Immediate Family) are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities. All trades for the previous 60 calendar days will be compared to the trade date for the transaction in question to determine whether a violation has occurred. For the avoidance of doubt, subject to the other provisions of the Code (e.g., pre-clearance and blackout), you may engage in a short-term trade (i.e., a purchase or sale of the same or equivalent Securities within 60 calendar days) if you do not “profit” from such short-term trade.

Notwithstanding the foregoing, trades in shares of RS Affiliated Funds or other Mutual Funds must comply with any policies on short-term trading set forth in the relevant Funds’ offering documents.

The following Securities are not subject to this prohibition:

• Registered open-end investment companies;

• U.S. Government Securities and other Exempted Government Securities;

•	Unrestricted Exchange Traded Funds (whether or not they are registered open-end investment companies) and short sales of Unrestricted Exchange Traded Funds;

• Money Market Instruments;

•	Currencies, Options on Currencies (Exchange-Traded) (including futures contracts on Options on Currencies (Exchange-Traded)), and related forward contracts;

• Financial Futures and short sales of Financial Futures;

• Physical commodity contracts;

•	Securities acquired through the exercise of rights issued by an issuer to all holders of a class of its Securities, to the extent the rights were acquired in the issue;

•	Securities acquired through a Non-RS Investments Employee Compensation Program or Non-RS Investments Employee Stock Participation Program;

•	Transactions resulting from stop-loss orders (note that this does not apply to limit orders);

• Municipal bonds; and

• Securities held in a Discretionary Account.

1.5          Trading on Inside Information.

Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security is prohibited. Please also see RS Investments’ Insider Trading Policy.

1.6              Market Manipulation.

Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading are prohibited.

1.7          Other Illegal and/or Impermissible Transactions.

All Access Persons and all members of their Immediate Family are required to comply with all applicable Federal Securities Laws. In addition to the prohibitions in Sections 1.5 (Trading on Inside Information) and 1.6 (Market Manipulation), Securities Transactions not in compliance with applicable Federal Securities Laws, or any other transactions deemed by the CCO to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety, are prohibited.

2.              PRE-CLEARANCE REQUIREMENTS

Access Persons and members of their Immediate Family are prohibited from engaging in any Securities Transaction without prior approval of the Compliance Department unless otherwise provided herein. Once obtained, pre-clearance is valid only for the day on which it is granted (or, in the case of a Private Placement, 30 calendar days or such other time frame as determined by the COEOC). Limit orders and stop-loss orders relating to Securities must be pre-cleared prior to establishment and prior to any modifications, including cancellations. The CCO may deny or revoke pre-clearance for any reason.

There is no exemption from pre-clearance for IPOs or Private Placements, even where such transactions are effected through Discretionary Accounts. You should ensure that the managers of your Discretionary Accounts are aware of this restriction.

See Sections 4.5.2 and 4.5.3 on how to process a request for pre-clearance. Please refer to the RS Trading User Guide for information regarding how to request pre-clearance.

The following Securities Transactions are exempt from the pre-clearance requirement:

2.1              Transactions in Certain Securities.

Securities Transactions involving the following instruments may be subject to the substantive prohibitions in Section 1, but they are exempt from the pre-clearance requirement:

•	Securities issued by any registered open-end investment company, including RS Affiliated Funds (other than Restricted Exchange Traded Funds);

• Securities issued by Collective Investment Trusts;

• Unrestricted Exchange Traded Funds (including short sales thereof);

• U.S. Government Securities and other Exempted Government Securities;

• Money Market Instruments;

• Currencies and related forward contracts;

•	Options on Currencies (Exchange-Traded) (including futures contracts on Options on Currencies (Exchange-Traded));

• Financial Futures and short sales of Financial Futures;

• Physical commodities (e.g., gold);

• 529 Plans;

•	Any transaction in other Securities as may from time to time be designated in writing by the CCO (as directed by the COEOC) on the ground that the risk of abuse is minimal or non-existent.

2.2           Dividend Reinvestment, Corporate Reorganizations, etc.

Securities Transactions involving acquisition of Securities acquired through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, the exercise of rights issued by an issuer to all holders of the same class of Securities, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities.

2.3              Discretionary Accounts.

Securities Transactions through Discretionary Accounts in Securities other than IPOs and Private Placements.

2.4	Non-RS Investments Employee Compensation Program/Non-RS Investments Employee Stock Participation Program.

The receipt of Securities or Options on Securities in connection with an Access Person or Immediate Family member’s employment is exempt from pre-clearance provided that the Compliance Department receives (i) initial attestations from the Access Person or Immediate Family member’s employer confirming that the Securities were acquired through a Non-RS Investments Employee Compensation Program or Non-RS Investments Employee Stock Participation Program and (ii) quarterly certifications from the Access Person in any quarter in which any such Securities are acquired confirming the same. The attestation can be documentation detailing the program, such as terms and entitlements, or such other documentation that is acceptable to the Compliance Department. This exemption is inclusive of exercising a cash-settled Option on Securities and the acquisition of Securities by exercising an Option on Securities acquired in connection with an Access Person or Immediate Family member’s employment. The receipt of Securities and Options on Securities is still subject to reporting requirements under the Code.

2.5           Employer-Sponsored Retirement Plan Accounts.

Securities Transactions through Employer-Sponsored Retirement Plan Accounts in

Securities other than IPOs and Private Placements are not subject to pre-clearance.

2.6              Donation of Securities to a Charity.

Donations of Securities to charities are not subject to pre-clearance. Donations of Securities to charities are still subject to reporting requirements under the Code.

3.                  REPORTING REQUIREMENTS

3.1           Initial and Annual Disclosure of Personal Holdings.

No later than 10 calendar days after employment and/or initial designation as an Access Person and thereafter on at least an annual basis (currently expected of all Access Persons by February 14 of each year), each Access Person must report to the Compliance Department all of the following (subject to the exceptions in Section 3.4):

3.1.1.   The title, type, number of shares and principal amount of each Security (including as applicable any exchange ticker symbol or CUSIP number) in which that Access Person has any Beneficial Interest (including Securities held in Discretionary Accounts and Employer-Sponsored Retirement Plan Accounts);

3.1.2.   The name of any broker, dealer or bank with whom the Access Person maintains a Reportable Account; and

3.1.3.   The date that the report is submitted by the Access Person.

Both initial reports and annual reports must be based on information current as of a date not more than 45 calendar days before the report is submitted.

3.2              Quarterly Reporting Requirements.

Each Access Person must file a quarterly report with the Compliance Department no later than 30 calendar days following the end of each calendar quarter (e.g., 30 calendar days after the end of March, June, September, and December). The quarterly report shall include the following information regarding each transaction during the quarter in any Security in which the Access Person had any Beneficial Interest (subject to the exceptions in Sections 3.4 and 3.5):

3.2.1.   The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security

(including as applicable any exchange ticker symbol or CUSIP number) involved;

3.2.2.   The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3.2.3.   The price of the Security at which the transaction was effected;

3.2.4.   The name of the broker, dealer or bank with or through which the transaction was effected;

3.2.5.   A certification that, with respect to each transaction effected during the quarter, the Access Person neither had confidential information nor was aware of any pending consideration of possible transactions or pending transactions in the relevant security by RS Investments on behalf of an RS Client Account; and

3.2.6.   The date that the report is submitted by the Access Person.

In addition, with respect to any Reportable Account established during such quarter by the Access Person, the quarterly report must also include the name of the broker, dealer or bank with whom the Access Person established the account, the date the account was established, and the date the report is submitted by the Access Person.

No quarterly report is required to list transactions that are automatic dividend reinvestments.

The Compliance Department receives automated trade confirmations and/or account statements directly from Designated Broker-Dealers that may fulfill these quarterly report requirements.

3.3           Brokerage Accounts.

All personal brokerage accounts from Access Persons or a member of their Immediate Family must be maintained at one of the Designated Broker-Dealers. Certain limited exceptions may be granted that would allow you to maintain an account with a non- Designated Broker-Dealer. For example, an exception may be granted based on the type of the account (e.g., an Employer-Sponsored Retirement Plan Account or an account in connection with a Non-RS Investments Employee Compensation Program or Non-RS Investments Employee Stock Purchase Program). You must submit a request in writing to the CCO if you want to open or report a new account with a non-Designated Broker- Dealer, prior to opening the account. The request must include the name of your broker- dealer, the type of account, the reason(s) for requesting the exception, and your permission to request duplicate trade confirmations and account statements from such broker-dealer.

The Compliance Department will send a letter to any non-Designated Broker-Dealer that it approves pursuant to this Section 3.3 requesting duplicate trade confirmations and/or account statements, either on a monthly basis or on a quarterly basis (depending on the time frame for which a statement is generated by the non-Designated Broker-Dealer). In the event that the non-Designated Broker-Dealer is unable to routinely mail such documents to

RS Investments within the requested time periods, you are required to provide the documents to the Compliance Department by the deadline. If the circumstances of the non-Designated Broker-Dealer account change in any way, it is your responsibility to notify the Compliance Department immediately. The nature of the change in circumstances reported may cause the Designated Broker-Dealer exception to be revoked.

If any personal brokerage accounts are maintained with a non-Designated Broker-Dealer that has not been approved by the Compliance Department pursuant to this Section 3.3, those accounts will need to close or the account must be transferred to a Designated Broker-Dealer within 30 calendar days of notification from the Compliance Department.

3.4           Exemptions for Transactions in and Holdings of Certain Securities.

Transactions in and holdings of the following instruments may be subject to the substantive prohibitions in Section 1 and/or the pre-clearance requirements in Section 2, but are exempt from the Reporting Requirements in Sections 3.1 (Initial/Annual Report) and 3.2 (Quarterly Reports):

•	Securities issued by any registered open-end investment company (other than an RS Affiliated Fund or an Exchange Traded Fund).

• U.S. Government Securities and other Exempted Government Securities.

• Money Market Instruments.

•	Futures on interest rates and futures on currencies (including short sales of any of the foregoing). (NOTE: Not all Financial Futures are covered by this exemption.)

• Currencies and related forward contracts.

• 529 Plans (other than Reportable 529 Plans).

Please note that any Reportable Account in which transactions in the foregoing securities are executed remains subject to the Reporting Requirements in Sections 3.1 (Initial/Annual Report) and 3.2 (Quarterly Reports).

3.5           Additional Exemption From Quarterly Reports.

Transactions in the following are exempt from the quarterly transaction reporting requirement in Section 3.2 (but the results of these transactions must still be included in the annual report required by Section 3.1):

•	Securities acquired through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, the exercise of rights issued by an issuer to all holders of the same class of Securities, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities

•	Securities Transactions through Discretionary Accounts except transactions in connection with IPOs and Private Placements. Access Persons will complete a quarterly certification in the PTA stating that the relevant owner (Access Person or Immediate Family member) has not influenced the discretionary manager’s decisions during the period in question.

• Transactions effected pursuant to an Automatic Investment Plan.

3.6              Procedures for Filing Reports.

Please refer to the RS Trading User Guide for information regarding how to submit the reports and other information required by this Code. You must submit the reports and other information required by this Code even if you have no holdings, transactions, or accounts to list in the reports. Use of the PTA in connection with an approved broker feed may satisfy the requirements of Sections 3.1, 3.2, and 3.6.

3.7           Reporting Violations.

Any violations of the Code shall be reported promptly to the CCO. You may report violations or suspected violations of the Code (other than your own) to the CCO anonymously. RS Investments will attempt to keep the report confidential to the extent possible under the circumstances. RS Investments will not sanction or take retaliatory measures against an Access Person for reporting in good faith any suspected violations of the Code.

4.                  ADMINISTRATION AND ENFORCEMENT OF CODE OF ETHICS

4.1              General Principles.

The administration of this Code shall be guided by the general principle that, as an investment adviser, all RS Advisory Entities (and all Access Persons) are fiduciaries with respect to the assets managed on behalf of various RS Client Accounts and therefore have a fiduciary duty to place the interests of RS Client Accounts first. It is generally improper for RS Investments or Access Persons to use for their own benefit (or the benefit of anyone other than the RS Client Account) information about RS Investments’ trading or recommendations for RS Client Accounts or take advantage of investment opportunities that would otherwise be available for RS Client Accounts. Consequently, RS Investments holds all Access Persons responsible for:

•	Compliance with the spirit of this Code, as well as the specific rules contained in this Code;

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Avoiding any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security (“insider trading”);

•	Compliance with applicable laws and governmental rules and regulations, including the requirement that RS Investments shall not engage in any act, practice, or course of business that is fraudulent, deceptive, or manipulative.

No Access Person, in connection with the purchase or sale, directly or indirectly, by such

Access Person of a Security held or to be acquired by an RS Affiliated Fund, shall:

• Employ any device, scheme or artifice to defraud such RS Affiliated Fund;

•	Make any untrue statement of a material fact to such RS Affiliated Fund or omit to state a material fact necessary in order to make the statements made to the RS Affiliated Fund, in light of the circumstances under which they are made, not misleading;

•	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on such RS Affiliated Fund; or

•	Engage in any manipulative practice with respect to such RS Affiliated Fund.

4.2           Role of COEOC; Delegation.

The COEOC is responsible for overseeing the application of this Code, and has the authority to interpret this Code in the event of any ambiguities. No member of the COEOC or the CCO may review his or her own transactions. The COEOC may delegate some or all of its authority to the CCO, whether as explicitly set forth in this Code or by specific resolution of the COEOC. The CCO may, in turn, delegate any or all of his or her responsibilities hereunder to members of the Compliance Department; provided, however, that in the event that a member of the Compliance Department is notified of any violation of this Code, the members of the Compliance Department shall promptly notify the CCO. Members of the Compliance Department may seek to verify compliance with the Code by requesting additional information from Access Persons about their Securities trading activities.

The COEOC will consider appropriate actions, if any, as described in Section 4.4 of this

Code.

4.3           CCO Role, Investigations.

The CCO is responsible for the communication of this Code to the appropriate personnel. The CCO shall periodically review and recommend to the COEOC such changes to procedures, if any, as the CCO may determine in his or her reasonable judgment may be necessary or appropriate to enable compliance with the Code and the detection of violations of this Code.

The CCO is hereby delegated the authority to use those procedures and the reports made under this Code to investigate and detect any violations and/or potential violations of the Code. If, based on the CCO’s review of information supplied for an Access Person, or based on other information, the CCO suspects that the Code may have been violated, the CCO will perform such investigations and make such inquiries as he or she considers necessary, including asking for additional information regarding an Access Person’s Securities trading activities. This information may be disclosed to the COEOC and RS Investments’ auditors, attorneys, and regulators.

The CCO will report all violations to the COEOC and shall also report such potential violations as the CCO may deem appropriate. Following receipt of such reports from the CCO, the COEOC may perform such additional investigations and make additional inquiries as it considers necessary,

4.4              Sanctions.

If an Access Person (or a member of his or her Immediate Family) has committed a violation of the Code, the COEOC or CCO may take such actions against the Access Person as the COEOC or CCO deems appropriate, including a letter of caution or warning, reversal of relevant trade(s) in question, forfeiture of any profit derived thereon, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and/or termination of the employment of the violator for cause. All findings and actions taken by the COEOC or CCO with respect to violations of this Code will be reported by the CCO to the Trustees of RS Investment Trust and RS Variable Products Trust (to the extent a violation is applicable to a Trust), and by the COEOC to RSIM’s Board.

The COEOC may delegate to the CCO the authority to assess monetary penalties in amounts determined by the COEOC from time to time (such delegation shall be limited to monetary penalties in amounts of $10,000 or less).

4.5              Administration of Pre-clearance.

Requests for pre-clearance will be handled by the CCO, who shall operate in accordance with the following:

4.5.1.   General. An Access Person may not purchase or sell a Security if he or she intends, or knows of an Advisory Person’s intention, to purchase or sell the same security for an RS Client Account within 7 calendar days after the day of request. All Access Persons must certify in their preclearance request that they are not aware of any pending trades or proposed trades in the next 7 calendar days in the same Security for any RS Client Accounts. Pre-clearance requests to sell a Security short (if permitted under Section 1.3 of the Code) or to buy or write an Option on Securities (if permitted under Section 1.2 of the Code) will be denied if the underlying Security is owned by any RS Client Account.

4.5.2.       Blackout Policy for Advisory Persons. In general, Advisory Persons or members of their Immediate Family may not buy or sell a Security (or sell the Security short) if (a) the Security was purchased or sold by any RS Client Account within 7 calendar days prior to the date of the request, (b) there is a pending buy or sell order in the same Security on behalf any RS Client Account on the day of the request, or (c) the same Security is purchased or sold on behalf of RS Clients Accounts within the 7 calendar days after the day of request; provided, however, that the CCO may extend the time periods set forth in (a) and (c) above in his or her discretion. In some cases, Advisory Persons will receive pre-clearance to buy or sell a Security and then the same Security may later be purchased or sold by an RS Client Account. In order to eliminate the appearance of impropriety, if an Advisory Person buys or sells a Security within 7 calendar days of any trade in the same Security, the Advisory Person will generally be required to reverse or unwind the trade or disgorge any profit5 derived to a charity approved by the COEOC and/or CCO.6

► If an Advisory Person determines – within the 7 calendar days after the day he or she (or a member of his or her Immediate Family) has purchased or sold for his or her own account a Security that was not, to the Advisory

5 Disgorgement of any profit will generally apply when the Advisory Person transacted at a more favorable price than the RS Client Account. For this purpose, the profit to be disgorged will generally be measured as the difference between the price received by the Advisory Person and the price received by the RS Client Account. For example, if an Advisory Person sells a security on Monday for $10.15/share and an RS Client Account sells on Thursday for $10.05/share, the Advisory Person will be required to disgorge the $0.10/share in profit to a charity approved by the COEOC and/or CCO.

Person’s knowledge, then under consideration for purchase by any RS Client Account – that it would be desirable for RS Client Accounts as to which the Advisory Person is responsible for making investment recommendations or decisions to purchase or sell the same Security (or a closely related Security), the Advisory Person must put the RS Client Accounts’ interests first, and promptly make the investment recommendation or decision in the RS Client Accounts’ interest, rather than delaying the recommendation or decision until after the 7th calendar day following the day of the transaction for the Advisory Person’s (or Immediate Family member’s) own account to avoid conflict with the blackout provisions of this Code. Additionally, such Advisory Person shall submit a written report to the CCO describing the circumstances of the purchase or sale of the Security for his or her own account, and attesting that at the time of such purchase or sale, the Advisory Person did not have actual knowledge that the Security was being considered for purchase or sale by any RS Client Account. RS Investments recognizes that this situation may occur in good faith and will not require disgorgement of profits in such instances if it appears, in the sole discretion of the CCO, that the Advisory Person acted in good faith and in the best interests of RS Client Accounts.

4.5.3.   Blackout Policy for Access Persons Other Than Advisory Persons. In general, Access Persons may not buy or sell a Security (or sell the Security short) if (a) the Security was purchased or sold by any RS Client Account within 3 calendar days prior to the date of the request, (b) there is a pending buy or sell order in the same Security on behalf any RS Client Account on the day of the request, or (c) the CCO is aware that the Security is being considered for purchase or sale by any RS Client Account within 7 calendar days after the date of the request; provided, however, that the CCO may extend the time periods set forth in (a) and (c) above in his or her discretion.

4.5.4.   Blackout Policy for RS Affiliated Funds. Following notice to all Access Persons, a personal trading blackout may be put in place in connection with purchases and sales of shares of RS Affiliated Funds up until the release of certain information regarding an RS Affiliated Fund to the public. Reasons for a personal trading blackout with respect to an RS Affiliated Fund may include, but are not limited to: (i) an upcoming change in portfolio management; (ii) a planned reorganization of the Fund, including a merger into an existing Fund; or (iii) an anticipated dissolution/liquidation of the Fund. Please note that information in connection with a blackout period regarding an RS Affiliated Fund is confidential and must not be discussed with, or disclosed to, anyone outside of RS Investments.

Such a blackout period applies to all share classes across all accounts in which you have a Beneficial Interest, including transactions in your Employer- Sponsored Retirement Plan Account that are not effected through an Automatic

Investment Plan, such as rebalancing transactions and fund transfers.

4.5.5.   IPOs. Pre-clearance requests to purchase Securities in an IPO will generally be denied by the CCO, subject to the following exceptions: (i) new offerings of a registered open-end investment company or (ii) where the spouse or domestic partner of an Access Person is eligible to acquire shares in an IPO of his or her employer.

4.5.6.   Private Placements. Pre-clearance requests to purchase Securities in a Private Placement will be processed in a manner prescribed from time to time by the CCO. At the date of adoption of this Code, those procedures require the Access Person to complete and submit a questionnaire at least 10 calendar days before the date of requested approval.

4.6           No Explanation Required for Refusals.

The COEOC and/or the CCO have the discretion to refuse to authorize a pre-clearance request in their sole discretion for any reason, including but not limited to the market capitalization of the security, the size of the proposed transaction, the potential for conflict with the holdings of an RS Client Account, or to avoid the appearance of conflict of interest or impropriety. Additionally, the COEOC and/or the CCO may refuse to authorize a pre-clearance request for a reason that is confidential. Neither the COEOC nor the CCO is required to provide an explanation for refusing to authorize any transaction.

5.                  MISCELLANEOUS.

5.1              Copies of Code; Affirmation.

Each Access Person will be provided with a copy of the Code and any amendments to the Code. Each Access Person will be required to acknowledge in writing receipt of the Code and any amendments to the Code.

At least once quarterly, each Access Person must affirm in writing (which may be by electronic means) that the Access Person has received, has read, understands, and has complied with the Code and any amendments thereto.

5.2           Review of Reports.

The CCO shall be responsible for reviewing and maintaining each Access Person’s reports filed pursuant to Section 3.

5.3              Availability of Reports.

All information supplied pursuant to this Code will generally be maintained in a secure and confidential manner, but may, without notice to the relevant Access Person, be made available for inspection by the directors, trustees or equivalent persons of each RS Entity employing the Access Person, the directors, trustees or senior management of each of RS Investment Trust, RS Variable Products Trust or other RS Client, the COEOC, the Compliance Department, the CCO, RS Investment Trust’s and RS Variable Products

Trust’s Chief Compliance Officer, the Access Person’s department manager (or designee), any party to which any investigation is referred by any of the foregoing, the SEC, FINRA, any state securities commission, any attorney or agent of the foregoing, RS Investment Trust or RS Variable Products Trust, and any other person as may be approved by the COEOC.

5.4           Exceptions to the Code.

The COEOC may in unusual or unforeseen circumstances grant exceptions to the requirements of the Code if the COEOC finds that the proposed conduct involves negligible opportunity and/or motive for abuse. All such exceptions must be in writing and must be reported by the CCO to the Boards of Trustees of RS Investment Trust and RS Variable Products Trust at their next regularly scheduled meeting after the exception is granted. Exceptions granted prior to the date of this Code and identified by the CCO as being of continued relevance and validity are grandfathered.

5.5              Inquiries Regarding the Code.

Access Persons should direct all inquiries regarding this Code (or any other compliance- related matter) to the CCO. However, it is the personal responsibility of every Access Person to understand this Code and to comply with it (and for his or her Immediate Family to understand and comply with it).

5.6           Amendments to Code.

The Boards of Trustees of RS Investment Trust and RS Variable Products Trust, including a majority of the Trustees who are not “interested persons” under the 1940 Act, and the board of directors of every RS Sub-Advised Fund must approve any material amendment to the Code within six months of such change. The CCO is responsible for obtaining any required approvals before this Code is amended in a material respect.

5.7              Recordkeeping.

All records required to be maintained pursuant to this Code shall be maintained in accordance with the “Code of Ethics” section of the RS Investments Record Retention Policy.

* * * * * * * * * *

Special Note for Certain Officers of RS Investment Trust and RS Variable Products Trust: In addition to the requirements set forth in this Code, the Principal Executive Officer and Principal Financial and Accounting Officer of RS Investment Trust and RS Variable Products Trust are also subject to a Code of Ethics for Principal Executive Officer and Senior Financial Officers adopted by the Boards of Trustees of RS Investment Trust and RS Variable Products

Trust.

Special Note for Independent Trustees: Independent Trustees are subject to a separate code of ethics adopted by the Independent Trustees, and are exempt from all requirements under this Code.

Exhibit A: Definitions

“Access Person” means, except as specifically noted otherwise:

(1) every employee of any RS Advisory Entity; every general partner, partner, member, trustee, director or officer (or other person occupying a similar status or performing similar functions) of RS Investment Trust, RS Variable Products Trust, or any RS Advisory Entity; and every other person who provides investment advice on behalf of an RS Advisory Entity and that is subject to the supervision and control of an RS Advisory Entity;

(2) every general partner, member, trustee, director, officer, or employee of RS Investment Trust, RS Variable Products Trust or any RS Advisory Entity (or any company in a control relationship to any RS Mutual Fund or RS Advisory Entity) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Security by an RS Mutual Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

(3) every natural person in a control relationship to an RS Mutual Fund or RS Advisory Entity who obtains information concerning recommendations made to an RS Mutual Fund with regard to the purchase or sale of Securities by the RS Mutual Fund; and

(4)               such other persons as the Compliance Department shall designate;

provided, however, that the Independent Trustees are not Access Persons for purposes of this Code.

At the start of a Temporary Employee’s assignment at RS Investments, the Compliance Department shall designate whether the Temporary Employee will be designated as an Access Person under the Code of Ethics. If a Temporary Employee, in connection with his or her regular functions or duties, obtains information regarding the purchase or sale of Securities by an RS Client Account or has access to nonpublic information regarding any RS Client Account’s purchase or sale of Securities, nonpublic recommendations regarding an RS Client Account’s purchase or sale of Securities, or nonpublic information regarding the portfolio holdings of any RS Affiliated Fund, the presumption is that the Temporary Employee shall be designated as an Access Person and the Compliance Department must document any determination that such a Temporary Employee should not be designated as an Access Person.

“Advisory Person” means any Access Person who, in connection with his or her regular functions or duties, makes, participates in or influences through research or otherwise (1) the purchase or sale of any securities for any RS Client Account or (2) any recommendations with respect to such purchases or sales. RSIM’s CEO is an Advisory Person. A person who is an Access Person solely by virtue of the fact that that person obtains information regarding the purchase or sale of any securities or any recommendation with respect to such purchases or sales, but does not make, participate in, or influence such purchases, sales, or recommendations is not an Advisory Person for purposes of the Code.

40084752_19

A-1

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts (including Non-RS Investments Employee Compensation Programs, Non-RS Investments Employee Stock Participation Program, and Employer-Sponsored Retirement Plan Accounts), Uniform Transfers to Minors Act accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved in accordance with, and this definition shall be interpreted in a manner consistent with, the definition of “beneficial owner” set forth in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of

1934.

“Client” means any RS Client Account.

“Closed-End Funds” means any fund with a fixed number of shares and which does not issue and redeem shares on a continuous basis. While Closed-End Funds are often listed and trade on stock exchanges, they are not “Exchange Traded Funds” as defined below.

“Compliance Department” means the Compliance Department of RSIM.

“CCO” means the Chief Compliance Officer of RSIM or another person designated to perform the functions of the Chief Compliance Officer under various provisions of this Code.

“COEOC” means the RS Code of Ethics Oversight Committee.

“Collective Investment Trust” is a bank-managed pooled investment vehicle exempt from the definition of an investment company under Section 3(c)(11) of the 1940 Act.

“Designated Broker-Dealers” mean brokers or dealers listed on Appendix A-4. The Compliance Department receives automated trade confirmations and/or account statements directly from these broker-dealers. Access Persons are required to maintain their accounts in which they have a Beneficial Interest in Securities with a Designated Broker-Dealer, unless they have submitted an exception request in writing and received approval from the CCO to maintain the account(s) with a non-Designated Broker-Dealer in accordance with the requirements of Section 3.3 of the Code. Temporary Employees, however, are not subject to this requirement and may hold accounts outside of the Designated Broker-Dealers without obtaining prior approval.

“Discretionary Account” is an account that satisfies all of the following criteria: (1) the Access Person has no authority to make investment decisions with respect to the assets in the account and (2) the Access Person will complete a quarterly certification stating that the relevant owner (Access

Person or Immediate Family member) has not influenced the discretionary manager’s decisions during the period in question and (3) the account is confirmed in advance by the Compliance Department to be a Discretionary Account.

“Employer-Sponsored Retirement Plan Account” means an account established in connection with a retirement savings plan (e.g., 401(k) plan or 403(b) plan) offered through the employer or former employer of an Access Person (including RS Investments) or their Immediate Family member. If an Employer-Sponsored Retirement Plan Account is also a Discretionary Account, the provisions of the Code applicable to Discretionary Accounts will apply to such Employer- Sponsored Retirement Plan Account. Employer-Sponsored Retirement Plan Accounts do not include accounts that have been transferred or rolled over into investment retirement accounts commonly known as rollover IRAs.

“Exchange Traded Fund” are registered open-end investment companies or unit investment trusts that can be traded on an exchange throughout the day like a stock. Examples of Exchange Traded Funds include SPDR S&P 500 ETF (ticker: SPY), iShares MSCI Emerging Markets ETF (ticker: EEM), and PowerShares QQQ (ticker: QQQ). For purposes of this Code, Exchange Traded Funds do not include Closed-End Funds, even if the Closed-End Funds are traded on a national securities exchange, or other exchanged-traded products that are not investment companies registered under the 1940 Act. Examples of the latter include SPDR Gold Shares (ticker: GLD) or iShares Silver Trust (ticker: SLV), as well as exchange traded notes (ETNs), grantor trusts, or exchange traded limited partnerships.

“Exempted Government Securities” means direct obligations of the governments of the United

States, New Zealand, Australia, Netherlands, and the United Kingdom.

“Federal Securities Laws” means the Securities Act of 1933, Securities Exchange Act of 1934, Sarbanes-Oxley Act of 2002, the 1940 Act, the Investment Advisers Act of 1940, as amended (“Advisers Act”), Title V of Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

“Financial Futures” means futures contracts on any of the following: (i) indexes of stocks, bonds or currencies (but excluding single stock futures); (ii) interest rates; (iii) currencies; or (iv) commodities.

“Immediate Family” of an Access Person means any spouse, domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of an Access Person who resides in the same household. Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Department determines could lead to the possible conflicts of interest or appearances of impropriety which this Code is intended to prevent. The Compliance Department may from time to time circulate such expanded definitions of this term as it deems appropriate.

“Independent Trustee” means any trustee of RS Investment Trust and RS Variable Products Trust who is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Trusts.

“IPO” means initial public offering. An IPO is an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

“Money Market Instruments” means bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

“Mutual Funds” means open-end investment companies registered under the 1940 Act (and does not include closed-end investment companies). For the avoidance of doubt, Exchange Traded Funds are not considered to be Mutual Funds under this Code.

“Non-Access Director” means any person who is a director of RSIM who (1) has been designated as a Non-Access Director by the CCO (or a designee); and (2) is subject to any requirements of RSIM’s “Procedures Regarding Non-Access Directors” included as a supplement to this Code. Compliance maintains a list of current Non-Access Directors.

A person who is an Access Person of RSIM solely as a result of his/her service as a director of RSIM and who is also an “access person” under, and subject to, the code of ethics of a sub- adviser to an RS Affiliated Fund, which code has been approved by the Board of Trustees of RS Investment Trust and RS Variable Products Trust in accordance with the requirements of Rule 17j-1(c)(1)(ii) under the 1940 Act, is exempt from all provisions of this Code if he/she is designated as a Non-Access Director in respect of clients of any RS Advisory Entity that are not sub-advised by such sub-adviser and is able to comply with the requirements of RSIM’s “Procedures Regarding Non-Access Directors” in respect of such clients.

“Non-RS Investments Employee Compensation Program” means a compensation program offered through the non-RS Investments employer of an Access Person or their Immediate Family member.

“Non-RS Investments Employee Stock Participation Program” means a stock participation program offered through the non-RS Investments employer of an Access Person or their Immediate Family member.

“Options on Currencies (Exchange-Traded)” means options entered into on a national securities exchange relating to a foreign currency. Options on Currencies (Exchange-Traded) are considered Securities for purposes of the Code and transactions in Options on Currencies (Exchange-Traded) are considered to be Securities Transactions under the Code.

“Options on Securities” means any options on Securities (including Options on Currencies (Exchange-Traded)).

“Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) or Section 4(a)(5) of such Act or pursuant to Rule 504, Rule 505, or Rule 506 under such Act.

“PTA” means “personal trading application,” which is currently accessible from RS computer terminals via https://rsinvestments.ptaconnect.com.

“Reportable 529 Plan” means any 529 Plan for which RSIM (or a control affiliate) manages the investments or strategies underlying the 529 Plan or for which RSIM (or a control affiliate) manages, distributes, markets or underwrites the 529 Plan. A list of Reportable 529 Plans is set forth in Appendix A-1 to this Code. This list is subject to change and you should look at the PTA for the most current list.

“Reportable Account” means, with respect to any Access Person, an account with a broker, dealer or bank in which the Access Person has a Beneficial Interest and in which any Securities are held.

“Restricted Exchange Traded Fund” means any Exchange Traded Fund (a) determined by the CCO, in consultation with RS Investments’ trading desks, to: (i) be likely to be used by a trading desk and (ii) possess attributes (e.g., limited liquidity or limited number of underlying securities) suggesting that contemporaneous trading by Access Persons could result in a benefit to an Access Person or a detriment to any RS Client Account, or (b) determined by the CCO to be appropriately designated as a Restricted Exchange Traded Fund. A list of Restricted Exchange Traded Funds is set forth in Appendix A-2 to this Code. This list is subject to change and you should look at the PTA for the most current list.

“RS Advisory Entity” means RSIM, RS Investment Management (Singapore) Pte. Ltd., RS Investments (UK) Limited, and RS Investments (Hong Kong) Limited.

“RS Affiliated Fund” means any RS Mutual Fund or RS Sub-Advised Fund.

“RS Client Account” means any investments managed for a client by an RS Advisory Entity, including RS Affiliated Funds, private investment accounts, ERISA pools and unregistered pooled investment vehicles at the effective date of this Code or thereafter.

“RS Entity” means RS Investment Trust, RS Variable Products Trust and each RS Advisory

Entity.

“RS Mutual Fund” means any series of RS Investment Trust and RS Variable Products Trust.

“RS Sub-Advised Fund” means a registered investment company for which an RS Advisory Entity serves as a sub-adviser. A complete list of RS Sub-Advised Funds is set forth in Appendix A-3 to this Code.

“RS Trading User Guide” means the user guide providing information regarding how to request pre-clearance and submit reports and other information required under this Code. The User Guide is accessible through the PTA or you may request a copy from the Compliance

Department.

“SEC” means the Securities and Exchange Commission.

“Security” means any security (as defined in Section 2(a)(36) of the 1940 Act) as well as any derivative instrument (including swaps), financial commodity or other investment instrument that is traded in any public or private market. The definition in the 1940 Act is very broad and includes notes, bonds, debentures, participations in any profit sharing agreement, collateral-trust certificates, investment contracts, undivided interests in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security or on any group or index of securities, any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency “or, in general, any interest or instrument commonly known as a security.” For the avoidance of doubt, a non-exchange traded put, call, straddle, option, or privilege relating to a foreign currency is not considered a Security for purposes of the Code and transactions in these instruments are not considered Securities Transactions under the Code.

“Securities Transaction” means a transaction (including both purchases and sales) in a Security in which the Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest. For avoidance of doubt, a donation of Securities to a charity is considered a Securities Transaction. In addition, certain investments may involve multiple Securities Transactions for purposes of this Code (e.g., purchase of option, followed by exercise of option).

“Temporary Employee” means a temp, consultant, contractor, or intern employed by RS Investments for fewer than 90 calendar days.

“Unrestricted Exchange Traded Fund” means any Exchange Traded Fund that is not designated as a Restricted Exchange Traded Fund.

“U.S. Government Securities” means direct obligations of the Government of the United States. “1940 Act” means the Investment Company Act of 1940, as amended.

Appendix A-1

This Appendix A-1 is maintained in the PTA. Please consult the PTA for the most current list of Restricted Exchange Traded Funds.

Appendix A-2

This Appendix A-2 is maintained in the PTA. Please consult the PTA for the most current list of Reportable 529 Plans.

Appendix A-3

This Appendix A-3 is maintained in the PTA. Please consult the PTA for the most current list of RS Sub-Advised Funds.

Appendix A-4

This Appendix A-4 is maintained in the PTA. Please consult the PTA for the most current list of Designated Broker-Dealers.

RS Investments (Hong Kong) Limited Code of Ethics Supplement

The following policies and procedures are in addition to, and supersede where relevant, the policies and procedures detailed in the Code.

1.              COMPLIANCE

1.1          General

Compliance with all regulatory requirements is regarded as being of the utmost importance to RS Investments (Hong Kong) Limited (“RSHK”). All staff members of RSHK should read and understand the content of the Code and RSHK’s Compliance Manual (the “Compliance Manual”), and each staff member should also read and understand the content of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission (the “Code of Conduct”) and the Fund Manager Code of Conduct (the “FMCC”) issued by the Securities and Futures Commission (the “SFC”) where such staff member is licensed by the SFC. RSHK should at all times have at least one designated Compliance Officer. The Compliance Officer and the responsible officers who are ultimately responsible for seeking to ensure compliance by RSHK with all applicable regulatory requirements on a daily basis are identified in the Compliance Manual.

In addition, it is also the duty of all staff members of RSHK to comply with the contents of the Code and the Compliance Manual, and to observe all other regulatory requirements as applicable to them from time to time, in all their activities on behalf of RSHK. Failure to do so may result in disciplinary action.

2.              PROHIBITED CONDUCT

2.1          General

Every director, manager or any other person involved in the management of RSHK has a statutory obligation to take all reasonable measures from time to time to seek to ensure that proper safeguards exist to prevent RSHK from acting in a way which would result in RSHK perpetrating any market misconduct under the Securities and Futures Ordinance (the “SFO”).

2.2          Market Misconduct

“Market misconduct” under the SFO means: (a) insider dealing;

(b) false trading;

(c) price rigging;

(d) disclosure of information about prohibited transactions;

(e) disclosure of false or misleading information inducing transactions; (f) stock market manipulation; and

includes attempting to engage in, or assisting, counseling or procuring another person to engage in any of the above activities.

Insider Dealing

Please see RS Investments’ Insider Trading Policy.

False Trading

False trading attracts civil and criminal liabilities. In brief, false trading occurs when a person, in Hong Kong or elsewhere, engages in conduct intending that, or being reckless as to whether, it creates, or is likely to create, a false or misleading appearance of active trading in securities or futures contracts traded on a Hong Kong or overseas market. An on-market “wash sale” or “matched order” is presumed to create a false or misleading appearance of active trading.

Price Rigging

Price rigging attracts civil and criminal liabilities. In brief, price rigging occurs where a person, in Hong Kong or elsewhere engages, directly or indirectly, in:

(a) a wash sale which maintains, increases, reduces, stabilizes or causes fluctuations in, the price of securities traded on a Hong Kong market; or

(b) any fictitious or artificial transaction or device, intending that, or being reckless as to whether, it maintains, increases, reduces, stabilizes or causes fluctuations in, the price of securities, or the price for dealing in futures contracts, traded on a Hong Kong market.

There will also be a breach where such activity is carried out in Hong Kong which affects shares and futures contract traded on an overseas market.

Disclosure of Prohibited Transactions and Disclosure of False and Misleading Information

Disclosure of prohibited transactions and disclosure of false and misleading information inducing transactions attract civil and criminal liabilities. In brief, these occur when a person discloses, circulates or disseminates information:

(a) to the effect that the price of securities of a corporation, or the price for dealings in futures contracts, will be maintained, reduced or stabilized because of a prohibited transaction;

(b) that is likely to induce a transaction in securities or futures contracts if the information is false or misleading.

Stock Market Manipulation

Stock market manipulation attracts civil and criminal liabilities under the laws of Hong Kong. It is prohibited when, in Hong Kong or elsewhere, a person enters into, directly or indirectly, two or more transactions in securities that by themselves or in conjunction with any other transaction increase, reduce, maintain or stabilize the price of securities and with the effect of influencing the investment decisions of other persons.

2.3          Other Offences

RSHK and the employees of RSHK shall not engage in "naked" or "uncovered" short selling on the SEHK. It is a criminal offence under the SFO for a person to sell securities at or through the SEHK unless at the time of the sale he (or his client, if he acts as an agent) has a presently exercisable and unconditional right to vest the securities in the purchaser of them, or believes and has reasonable grounds to believe that he (or his client, as the case may be) has such a right. The above does not apply to off-exchange short sales.

RSHK should also note that section 171 of the SFO imposes a duty to report short selling transactions (which are covered) on both the seller (as a principal, whether he is a client or an intermediary) and the intermediary (as an agent). RSHK must also observe the Securities and Futures (Short Selling and Securities Borrowing and Lending (Miscellaneous) Rules) and the SFC’s "Guidance Note on Short Selling Reporting and Stock Lending Record Keeping Requirements" as applicable.

RSHK and the employees of RSHK shall not make any unsolicited call (unless specifically allowed under s174 of the SFO or under the Securities and Futures (Unsolicited Calls – Exclusion) Rules in order to induce or attempt to induce another person to sell or purchase securities, futures contract or leveraged foreign exchange contract.

Other criminal offences under the SFO include:

(a) offence involving fraudulent or deceptive devices etc. in transactions in securities, futures contracts or leveraged foreign exchange trading;

(b) offence of disclosing false or misleading information inducing others to enter into leveraged foreign exchange contracts; and

(c) offence of falsely representing dealings in futures contracts on behalf of others, etc.

2.4           Other Misconduct

Prohibition on Shadowing

An employee is prohibited from replicating deliberately what the clients of RSHK trade for the purpose of making speculative profits or avoiding losses.

Prohibition on Churning or Twisting

RSHK is not permitted to generate high commission income by putting excessive orders through the client accounts.

Prohibition on Rat Trading

An employee is prohibited from rat trading, which covers deliberate trading to the disadvantage of the client. For example, a fund manager might execute a buy order and delay allocating it to the funds or accounts it manages. If the price moves up, he may allocate it to his own account or to a nominee account at the lower execution price. On the other hand, he may delay executing the order and, if the price moves down, buy it at the lower price for himself and sell it to the fund or accounts that it manages at the original higher price.

RS Investment Management (Singapore) Pte. Ltd. (“RSIMS”) Code of Ethics Supplement (“Singapore Supplement”)

The policies and procedures in this Singapore Supplement to the Code apply to Access Persons (including Advisory Persons) of RSIMS and are in addition to, and supplement, the policies and procedures detailed in the Code.

The numbering used in this Singapore Supplement corresponds to the numbering in the Code. Matters set out in the relevant sections of this Singapore Supplement shall be read in conjunction, and as one, with the corresponding sections of the Code. To the extent there is any inconsistency between the Code and this Singapore Supplement, this Singapore Supplement shall prevail.

1.3 Short Selling of Securities

To the extent short selling of Securities is permitted to be made, the Guidelines on Short Selling Disclosure [SFA 15-G02] (available at: http://www.mas.gov.sg/~/media/MAS/Regulations%20and%20Financial%20Stability/Regulatio ns%20Guidance%20and%20Licensing/Securities%20Futures%20and%20Fund%20Management

/IID%20Guidelines/SFA%2015G02Guidelines%20on%20Short%20Selling%20Disclosure_Ame ndment2014) governing the reporting of short sell orders and, where relevant, the requirements of the Singapore Exchange Securities Trading Limited (including Rule 8A (available at: http://rulebook.sgx.com/en/display/display_viewall.html?rbid=3271&element_id=6074) and its accompanying Practice Note (available at: http://rulebook.sgx.com/en/display/display_main.html?rbid=3271&element_id=6094)), should be observed.

1.5 Trading on Inside Information

In addition to the requirements set out in Section 1 of the Code (including but not limited to Section 1.7 (Other Illegal and/or Impermissible Transactions), all Access Persons of RSIMS and all members of their Immediate Family are required to comply with all applicable laws in Singapore in relation to any Securities Transactions. Such laws include but are not limited to Part XII (Market Conduct) of the Securities and Futures Act (Chapter 289 of Singapore) (“SFA”) (available at: http://statutes.agc.gov.sg/aol/search/display/printView.w3p;page=0;query=CompId%3Ab29eaee

1-21b8-4a91-9075-d8f1e16e8e6c;rec=0;whole=yes) which set out prohibitions against the following conduct:

• false trading and market rigging transactions;

•	securities market manipulation and manipulation of prices of futures contracts and cornering;

• the making of false or misleading statements or the dissemination of information that is false or misleading; • fraudulently inducing persons to deal in securities or trade in futures contracts;

•	employment of fraudulent or deceptive devices, or manipulative and deceptive devices;

• dissemination of information about illegal transactions;

• bucketing; and

• insider trading and tipping off.

3.               REPORTING REQUIREMENTS

In addition to the internal reporting requirements set out in Section 3 of the Code, each Access Person of RSIMS who acts as a representative of RSIMS in RSIMS’ capacity as the holder of a capital markets services license issued pursuant to the SFA for fund management (each a “Relevant Access Person”) is required to maintain a register of his/her interests in securities (as such term is defined in section 2(1) of the SFA, the relevant extract of which is set out in the Appendix) that are listed for quotation, or quoted, on a securities exchange or recognized market operator in the prescribed Form 15 to the Securities and Futures (Licensing and Conduct of Business) Regulations (Rg 10) (available at: http://www.mas.gov.sg/~/media/resource/legislation_guidelines/securities_futures/sub_legislatio n/LCB_form_15.pdf).

Each Relevant Access Person shall be required to enter into the register:

•	particulars of securities in which such Relevant Access Person has any interest; and

• particulars of such interests,

within 7 days after the date he/she acquires the interest in the relevant securities.

Where there is any change in any interest in the securities of such Relevant Access Person, he/she shall enter particulars of the change (including the date of the change and the circumstances by reason of which the change has occurred), within 7 days after the date of the change.

All entries in the register must be kept in an easily accessible form for a period of not less than 5 years after the date on which such entry was first made.

The register shall:

• if in physical form, be kept at RSIMS’s principal place of business in Singapore; or • if in electronic form, be kept in such manner so as to ensure that full access to the register may be gained by the Monetary Authority of Singapore (“MAS”) at RSIMS’s principal place of business in Singapore.

RSIMS is required to maintain records of the place at which the Relevant Access Persons keep their respective registers and the places at which copies of those registers are kept in Singapore.

As a separate matter, RSIMS is also required to maintain a Form 15 in relation to RSIMS’ own interests in the relevant Securities.

Appendix To Singapore Supplement

For the purposes of section 2(1) of the SFA, “securities” means —

(a) debentures or stocks issued or proposed to be issued by a government;

(b) debentures, stocks or shares issued or proposed to be issued by a corporation or body unincorporate;

(c) any right, option or derivative in respect of any such debentures, stocks or shares;

(d) any right under a contract for differences or under any other contract the purpose or pretended purpose of which is to secure a profit or avoid a loss by reference to fluctuations in —

(i) the value or price of any such debentures, stocks or shares;

(ii) the value or price of any group of any such debentures, stocks or shares; or

(iii) an index of any such debentures, stocks or shares; (e) any unit in a collective investment scheme;

(f) any unit in a business trust;

(g)               any derivative of a unit in a business trust; or

(h)               such other product or class of products as the Authority may prescribe, but does not include —

(i)                 futures contracts which are traded on a futures market; (ii) bills of exchange;

(iii)             promissory notes;

(iv) certificates of deposit issued by a bank or finance company whether situated in Singapore or elsewhere; or

such other product or class of products as the Authority may prescribe as not being securities.

RSIM Non-Access Directors Code of Ethics Supplement

Non-Access Directors of RSIM are exempt from all requirements under the RS Investments

Code except for the following:

Non-Access Directors are subject to the Code’s restrictions relating to Inside Information (see

Section 1.5) and Market Manipulation (see Section 1.6);

Non-Access Directors are subject to any personal trading restrictions and periodic reporting requirements set forth in RSIM’s “Procedures Regarding Non-Access Directors,” as set forth below; and

Non-Access Directors are subject to RS Investments’ Gifts and Entertainment Policy (which is a separate stand-alone policy), except that Non-Access Directors shall not be restricted from receiving, nor required to report, gifts received from current or former RS Investments clients or business associates, notwithstanding that such persons may also be RS Investments clients or prospective clients of RS Investments.

PROCEDURES REGARDING NON-ACCESS DIRECTORS I. COVERAGE OF PROCEDURES

As a matter of practice, the Board of Directors (the “Board”) of RS Investment Management Co. LLC (“RS Investments”) generally consists of members of RS Investments, representatives of The Guardian Life Insurance Company of America (“GLICOA”), plus one or more individuals who are not employees or officers of RS Investments, GLICOA, or their affiliates.

A.	Non-Access Director. A Director may be designated as a “Non-Access Director” if he or she:

1.	in connection with his or her regular functions or duties, does not make, participate in, or obtain information regarding the purchase or sale of Covered Securities (as defined below) by an RS Affiliated Fund, and his or her functions do not relate to the making of any recommendation with respect to such purchases or sales;

2.	has no access to nonpublic information regarding any RS Advisory Entity’s (as defined below) clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of an RS Affiliated Fund;

3.	is not involved in making securities recommendations to any RS Advisory Entity’s clients, and has no access to any such recommendations that are nonpublic; and

4.	is not an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) of any RS Advisory Entity for any reasons other than the fact that he or she (a) is a Director and (b) knowingly has any direct or indirect beneficial interest in the securities issued by an RS Advisory Entity; provided, however, that he or she does not own, control, or hold 5% or more of the outstanding voting securities of any RS Advisory Entity or control any RS Advisory Entity, either individually or by virtue of any arrangement with any other person, for any reason other than the person’s official position as a director. For purposes of this paragraph, “control” has the same meaning as it does in Section

2(a)(9) of the 1940 Act.

A director designated as a Non-Access Director is not treated as an “access person” of any RS Advisory Entity, within the meaning of Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”)) and is not treated as either an “access person” or an “advisory person” of any RS Advisory Entity (or of any RS Affiliated Fund), within the meaning of Rule 17j-1 under the 1940 Act.

RS Investments’ Chief Compliance Officer (the “CCO”) (or his or her designee) shall be responsible for making, in writing, any determination that a Director is eligible to be designated as a “Non-Access Director”. Any Director designated as a “Non-Access Director” for purposes of these Procedures shall also be designated as a “Non-Access Director” for purposes of RS Investments’ Code of Ethics (the “Code”). Compliance maintains a current list of Non-Access Directors.

II.            PROCEDURES

A.	In furtherance of the principle that Non-Access Directors are not “access persons” or “advisory persons” as so defined,

1.	Non-Access Directors generally should not make any inquiries of any personnel of any RS Advisory Entity regarding (1) the purchase or sale of securities for, or any recommendations to, any client of any RS Advisory Entity (including but not limited to any RS Affiliated Fund), or (2) the portfolio holdings (other than as have been publicly disclosed) of any RS Affiliated Fund;

2.	Personnel of each RS Advisory Entity generally should refrain from discussing with any Non-Access Director (1) the purchase or sale of securities for, or any recommendations to, any client of any RS Advisory Entity (including but not limited to any RS Affiliated Fund), or (2) the portfolio holdings (other than have been publicly disclosed) of any RS Affiliated Fund; and

3.	the CCO (or his or her designee) shall be responsible for informing personnel of any RS Advisory Entity of (i) their duties under these Procedures and (ii) the identity of the Non-Access Directors (and any changes to such list as described below).

B. In addition, in order to ensure that each Non-Access Director remains properly designated as such,

1.	the CCO (or his or her designee) shall review the status of each Non-Access Director periodically (and, in any event, at least annually) and make any necessary changes to the list of Non-Access Directors, shall document any determinations made in connection with the periodic review, and shall report any additions to such list to personnel of any RS Advisory Entity as soon as possible thereafter; and

2.	each Non-Access Director shall be responsible for promptly informing the CCO (or his or her designee) of any changes in his or her responsibilities as a director of RS Investments, involvement with RS Investments or any RS Advisory Entity, and/or access to nonpublic information regarding a purchase, sale, recommendation, or holding of a security by or for a client account of any RS Advisory Entity.

III.            TRADING RESTRICTIONS

A.	Personal Investment Activities. It is unlawful for a Non-Access Director in connection with his or her purchase or sale (directly or indirectly) of a Security Held or to be Acquired by an RS Affiliated Fund (as defined below) to:

1.    employ any device, scheme, or artifice to defraud an RS Affiliated Fund;

2.	to make any untrue statement of material fact to an RS Affiliated Fund or omit to state a material fact necessary in order to make the statements made to an RS Affiliated Fund, in light of the circumstances under which they are made, not misleading;

3.	to engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on an RS Affiliated Fund; or

4.   to engage in any manipulative practice with respect to an RS Affiliated Fund. Following notice to each Non-Access Director, a personal trading blackout may be put in place in connection with purchases and sales of shares of an RS Affiliated Fund up until the release of certain information regarding such Fund to the public. Reasons for a personal trading blackout with respect to an RS Affiliated Fund may include, but are not limited to: (i) an upcoming change in portfolio management; (ii) a planned reorganization of the RS Affiliated Fund, including a merger into an existing RS Affiliated Fund; or (iii) an anticipated dissolution/liquidation of the RS Affiliated Fund. Please note that information in connection with a blackout period regarding an RS Affiliated Fund is confidential and must not be discussed with, or disclosed to, anyone outside of RS Investments and the Board.

B. Exceptions. RS Investments anticipates that there may be rare instances in which (1) RS

Investments determines that it is necessary to discuss with the Board certain nonpublic information regarding a purchase, sale, recommendation, or holding of a security by or for a client account of any RS Advisory Entity, or (2) a Non-Access Director accidentally comes into possession of nonpublic information regarding a purchase, sale, recommendation, or holding of a security by or for a client account of any RS Advisory Entity (e.g., an RS Investments officer or employee inadvertently discloses nonpublic information to a Non-Access Director in discussions with the Board or the particular Non-Access Director).

1.	The following procedures have been established for safeguarding client interests in such situations:

•	In any instance described above in clause (1) where RS Investments determines that it is necessary to discuss with the Board certain nonpublic information regarding a purchase, sale, recommendation, or holding by or for a client account of any RS Advisory Entity, the Board shall promptly inform the CCO (or his or her designee) of this decision and the Non-Access Directors shall be prohibited from purchasing or selling, on behalf of themselves or others, any security of any issuer about which nonpublic information regarding the purchase, sale, recommendation, or holding of a security of such issuer by or for a client account of an RS Advisory Entity was discussed with the Board for a period of 15 calendar days following the receipt of such information by the Non-Access Directors (subject to extension at the discretion of the CCO (or his or her designee)).

•	In any instance in which a Non-Access Director accidentally comes into possession of nonpublic information regarding a purchase, sale, recommendation, or holding of a security of an issuer by or for a client account of any RS Advisory Entity as described in clause (2) above, the Non- Access Director shall promptly notify the CCO (or his or her designee) of his or her receipt of such nonpublic information, and shall be prohibited from purchasing or selling, on behalf of himself or herself or others, any security of such issuer for a period of 15 calendar days following the receipt of such information (subject to extension at the discretion of the CCO (or his or her designee)).

•	If a Non-Access Director is uncertain as to whether the information he or she received is nonpublic information regarding a purchase, sale, recommendation, or holding of a security of an issuer by or for a client account of any RS Advisory Entity, the Non-Access Director should promptly report the information to the CCO (or his or her designee) and refrain from purchasing or selling the securities on behalf of himself or herself or others until the CCO (or his or her designee) has stated his or her determination as to the information.

IV.            QUARTERLY REPORTING BY NON-ACCESS DIRECTORS

Each Non-Access Director shall be required to certify to RS Investments in writing, within 30 calendar days after the end of each calendar quarter, that, to the best knowledge of such Non- Access Director, during the calendar quarter that is the subject of the report, other than as previously disclosed to the CCO (or his or her designee) pursuant to these Procedures,

•	he or she did not have access to nonpublic information regarding any RS Advisory Entity’s clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any RS Affiliated Fund; was not involved in making securities recommendations to any RS Advisory Entity’s clients and had no access to such recommendations that are nonpublic; and in connection with his or her regular functions or duties, did not make, participate in, or obtain information regarding the purchase or sale of Covered Securities by an RS Affiliated Fund, and his or her functions did not relate to the making of any recommendations with respect to such purchases or sale; and

•	he or she did not receive nonpublic information regarding the purchase, sale, recommendation, or holding of any security of any issuer by or for any client of any RS Advisory Entity, or in the event he or she received any such nonpublic information during the quarter, it was received in accordance with these Procedures and he or she did not, on behalf of himself or herself or others, purchase or sell any security of any such issuer for a period of 15 calendar days following his or her receipt of such nonpublic information (subject to extension at the discretion of the CCO (or his or her designee)).

A form of such certifications is attached hereto as Appendix A.

In the event a Non-Access Director does not or cannot make the certifications described above for a calendar quarter within 30 calendar days after the end of such quarter, the CCO (or his or her designee) shall evaluate and determine whether such Non-Access Director should continue to be designated as a “Non-Access Director” under the Code.

V.           ADMINISTRATION OF PROCEDURES; GENERAL PRINCIPLES

The administration of these Procedures shall be guided by the general principle that, as an investment adviser, RS Investments and its supervised persons, including Non-Access Directors, are fiduciaries with respect to the assets managed on behalf of various clients. Consequently, RS Investments holds all supervised persons, including Non-Access Directors, responsible for:

• honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; and • compliance with applicable laws and governmental rules and regulations, including the requirement in Section 206(4) of the Advisers Act that RS Investments shall not engage in any act, practice, or course of business that is fraudulent, deceptive or manipulative.

Each Non-Access Director will be required to acknowledge in writing receipt of the Code and these Procedures, and any amendments to the Code or these Procedures. Any violations of the Code or these Procedures shall be reported promptly to the CCO (or his or her designee).

The CCO (or his or her designee) is responsible for the communication of these procedures to the appropriate personnel. The CCO (or his or her designee) will periodically review these procedures and is responsible for obtaining any required approvals before these procedures are amended in a material respect.

VI.            DEFINED TERMS

A.	“Covered Security” means any “security,” as defined in Section 2(a)(36) of the Investment Company Act of 1940, as amended, except:

1.  Direct obligations of the U.S. Government;

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

3.  Shares issued by U.S. registered open-end funds.

B. “RS Advisory Entity” means RS Investments, RS Investment Management (Singapore) Pte. Ltd., RS Investments (UK) Limited, and RS Investments (Hong Kong) Limited.

C. “RS Affiliated Fund” means any series of RS Investment Trust and RS Variable Products Trust or a registered investment company for which an RS Advisory Entity serves as a sub-adviser. A complete list of RS Sub-Advised Funds is set forth in Appendix A-3 to the Code.

D.                        “Security Held or to be Acquired by an RS Affiliated Fund” means:

1.	Any Covered Security which, within the most recent 15 calendar days:
•	Is or has been held by an RS Affiliated Fund; or

•	Is being or has been considered by an RS Affiliated Fund or its investment adviser for purchase by an RS Affiliated Fund; and

2.	Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in C.1 above.

VII.            RECORDKEEPING

All records required to be maintained pursuant to this Code of Ethics shall be maintained in accordance with the “Code of Ethics” section of the RS Investments’ Record Retention Policy.

Appendix A to Procedures Regarding Non-Access Directors

Form of Quarterly Code of Ethics Certification

for Directors on the Board of RS Investments who are Not Designated as Access

Persons

The undersigned, a director of RS Investment Management Co. LLC (“RS Investments”), hereby certifies to RS Investments that, to the best knowledge of the undersigned, except as previously disclosed to RS Investments’ Chief Compliance Officer pursuant to RS Investments’ “Procedures Regarding Non-Access Directors” (the “Procedures”), during the calendar quarter ended _, he or she:

1.	in connection with his or her regular functions or duties, did not make, participate in or obtain information regarding the purchase or sale of Covered Securities by an RS Affiliated Fund, and his or her functions did not relate to the making of any recommendations with respect to such purchases or sales; and

2.	did not have access to nonpublic information regarding any purchase or sale of securities of any client of an RS Advisory Entity or nonpublic information regarding the portfolio holdings of any RS Affiliated Fund; and

3.	was not involved in making securities recommendations to any RS Advisory Entity’s clients and had no access to such recommendations that are nonpublic; and

4.               [Check the applicable certification.]

a)	did not receive nonpublic information regarding the purchase, sale, recommendation, or holding of any security of any issuer by or for any client of any RS Advisory Entity, or

b)	received nonpublic information regarding the purchase, sale, recommendation, or holding of securities of

[list names of applicable issuers] by or for client(s) of any RS Advisory Entity (including but not limited to any RS Affiliated Fund in accordance with the Procedures and did not, on behalf of himself or herself or others, purchase or sell any security of any issuer identified above for a period of 15 calendar days following his or her receipt of such nonpublic information (or such longer period as determined by the Chief Compliance Officer (or his or her designee) and communicated to me).

All capitalized terms in this certification are used as defined in Attachment A to this certification.

Name:

Title:

Director:

Dated:________

Please complete and sign this form as indicated above and return to RS Investments’ Chief Compliance Officer no later than 30 calendar days after the end of the calendar quarter on which you are reporting.

Attachment A to Certification

A.	“Covered Security” means any “security,” as defined in Section 2(a)(36) of the Investment Company Act of 1940, as amended, except:

1.                Direct obligations of the U.S. Government;

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

3.                Shares issued by U.S. registered open-end funds.

B.	“RS Advisory Entity” means RS Investments, RS Investment Management (Singapore) Pte. Ltd., RS Investments (UK) Limited, and RS Investments (Hong Kong) Limited.

C.	“RS Affiliated Fund” means any series of RS Investment Trust and RS Variable Products Trust or a registered investment company for which an RS Advisory Entity serves as a sub-adviser. A complete list of RS Sub-Advised Funds is set forth in Appendix A-3 to the Code.

D.                “Security Held or to be Acquired by an RS Affiliated Fund” means:

1.                Any Covered Security which, within the most recent 15 calendar days:

o	Is or has been held by an RS Affiliated Fund; or
o	Is being or has been considered by an RS Affiliated Fund or its investment adviser for purchase by an RS Affiliated Fund; and

2.	Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in B(1) above.

6 The resolution of such a scenario shall be in the discretion of the COEOC and/or the CCO. Among the factors that may be considered are the Advisory Person’s actual knowledge of the subsequent trade, the proximity of the Advisory Person to the investment process of the RS Client Account, the aggregate size of the personal holding in the Security, and the direction of the respective transactions (e.g. buy vs. sale). The COEOC and the CCO may also periodically open windows to permit the sale of certain commonly held securities without the risk of disgorgement, but only to the extent that the Advisory Person has no actual knowledge of an upcoming purchase or sale by an RS Client Account.